UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 15, 2021

Date of Report (Date of earliest event reported)

MAGNITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

(Address of principal executive offices, including zip code)

(310) 207-0272

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MGNI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2021, Magnite, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries acting as guarantors (the “Guarantors”) offered and agreed to issue and sell $350 million aggregate principal amount of its 0.25% Convertible Senior Notes due 2026 (the “Initial Notes”) to certain initial purchasers (the “Initial Purchasers”). In addition, the Company granted the Initial Purchasers in the offering a 13-day option to purchase up to an additional $50 million aggregate principal amount of Notes on the same terms and conditions (the “Optional Notes,” and, together with the Initial Notes, the “Notes”), which was exercised in full on March 16, 2021.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Convertible Notes and the Indenture

The Company issued the Notes pursuant to an Indenture, dated March 18, 2021 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are senior unsecured obligations of the Company and the Guarantors. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on March 15, 2026, unless earlier redeemed, repurchased or converted. The Notes will bear interest from March 18, 2021 at a rate of 0.25% per year payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021.

The Notes will be convertible at the option of the noteholders only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021, if the last reported sale price per share of the Company’s Common Stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any ten consecutive trading day period (such ten consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s Common Stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s Common Stock; (4) if the Company calls such Notes for redemption; and (5) at any time from, and including, September 15, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 15.6539 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $63.88 per share of Common Stock. The initial conversion price of the Notes represents a premium of 40% to the $45.63    per share closing price of the Company’s Common Stock on The Nasdaq Global Select Market on March 15, 2021. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

The Company may not redeem the Notes prior to March 20, 2024. The Company may redeem for cash all or any portion of the Notes, at its option, on or after March 20, 2024, if the last reported sale price of the Company’s Common Stock has been at least 130% of the conversion price on (i) each of at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period, ending on and including the trading day preceding the date on which the Company provides notice of redemption and (ii) the trading day immediately before the date the Company sends such notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from the offering, including the sale of the Optional Notes, were approximately $390 million, after deducting the Initial Purchasers’ discount and the Company’s estimated offering expenses. The Company used approximately $39 million of the net proceeds from the offering to pay the cost of the Capped Call Transactions (as defined below). The Company intends to use approximately $235 million of the remaining proceeds from the offering to fund a portion of the purchase price in the SpotX Acquisition, if it is completed, and the remainder of the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures, and other potential acquisitions and strategic transactions.

Capped Call Transactions

On March 15 and 16, 2021, in connection with the pricing of the Notes and the exercise of the Initial Purchasers’ option to purchase Optional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with one of the Initial Purchasers and other financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments, the number of shares of Common Stock underlying the Notes sold in the offering. The Capped Call Transactions are generally expected to reduce potential dilution to Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be $91.26 per share, which represents a premium of 100% over the last reported sale price of Common Stock of $45.63 per share on The Nasdaq Global Select Market on March 15, 2021, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by reference to the form of call option transaction confirmation relating to the Capped Call Transactions attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On March 15, 2021, the Company issued a press release announcing that it had priced the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On March 18, 2021, the Company issued a press release announcing that it had closed the offering of the Notes. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the effects of the Capped Call Transactions and expected use of the net proceeds from the offering of the Notes. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that was filed with the SEC on February 25, 2021. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of March 18, 2021, between Magnite, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A, as trustee.

4.2	Form of 0.25% Convertible Senior Notes due 2026 (included in Exhibit 4.1).

10.1	Form of Capped Call Transaction Confirmation.

99.1	Press release, dated March 15, 2021.

99.2	Press release, dated March 18, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNITE, INC.

Date: March 19, 2021	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel and Corporate Secretary